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                                SCHEDULE 14A
                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the registrant  / /
Filed by party other than the registrant  /x/
Check the appropriate box:

/ /   Preliminary proxy statement   / /  Confidential, for Use of the
/ /   Definitive proxy statement         Commission Only (as permitted by
/ /   Definitive additional materials    Rule 14a-6(e)(2))
/x/   Soliciting material pursuant to
      Rule 14a-11(c) or Rule 14a-12

                          FIRST INTERSTATE BANCORP
              (Name of Registrant as Specified In Its Charter)

                           WELLS FARGO & COMPANY
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ /   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)4 and 0-11.
(1)   Title of each class of securities to which transaction applies:
(2)   Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)   Proposed maximum aggregate value of transaction:
(5)   Total fee paid:
/x/   Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:
(2)   Form Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:

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NEWSRELEASE                                               WELLS FARGO & CO.



                                          Kim Kellogg
FOR IMMEDIATE RELEASE

Fri. Jan. 19, 1996                        Public Relations Department
                                          (415) 396-3606
                                          343 Sansome Street, 2nd Floor
                                          San Francisco, CA 94163

WELLS FARGO RESPONDS TO SEC'S TWO-YEAR FREEZE OF FIRST BANK SYSTEM SHARE REPURCHASES


            The Securities and Exchange Commission has confirmed Wells Fargo's belief that First Bank System cannot account for its merger with First Interstate as a pooling if it proceeds with its share repurchase program as originally planned, according to a First Bank System Form 8-K filing. First Bank System will be required to suspend its ongoing stock repurchase program for two years - - rather than the 90-day period that formed the basis for First Bank's economic projections.

            "As we expected, First Bank System is not permitted to continue its share repurchase program for two years after the acquisition in order to allow for the transaction to be accounted for as a pooling. This would result in significantly lower earnings per share accretion over the next few years," said Paul Hazen, chairman of Wells Fargo and Company. "This development materially lowers the economic value of the First Bank System merger proposal for First Interstate shareholders."

            Wells Fargo noted that the market value of its proposal was $18.73 higher per share than the First Bank System proposal at the market close (4 p.m. EST) today and the First Interstate share price was $12.77 higher than the First Bank System merger proposal.

            (Participants legend follows)



                                   # # #

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            Wells Fargo may solicit proxies against the First Interstate/
First Bank System merger. The participants in this solicitation may include Wells Fargo, the directors of Wells Fargo (H. Jesee Arnelle, William R. Breuner, William S. Davila, Rayburn S. Dezember, Paul Hazen, Robert K. Jaedicke, Ellen M. Newman, Philip J. Quigley, Carl E. Reichardt, Donald B. Rice, Susan G. Swenson, Chang-Lin Tien, John A. Young and
William F. Zuendt), and the following executive officers and employees of Wells Fargo: Michael J. Gillfillan (Vice Chairman), Charles M. Johnson (Vice Chairman), Clyde W. Ostler (Vice Chairman), Rodney L. Jacobs (Vice Chairman and Chief Financial Officer), Leslie L. Altick (Executive Vice President and Director of Corporate Communications), Patricia R. Callahan (Executive Vice President and Personnel Director), Frank A. Moeslein (Executive Vice President and Controller), Guy Rounsaville, Jr. (Executive Vice President, Chief Counsel and Secretary), Ross J. Kari (Executive Vice President and General Auditor), Eric D. Shand (Executive Vice President and Chief Loan Examiner), Kim Kellogg (Senior Vice President), Cynthia A. Koehn (Vice President) and Scott A. Wilson (Assistant Vice President).

            As of January 15, 1996, Wells Fargo owned beneficially 100 shares of First Interstate Common Stock. Additionally, as of January 11, 1996, Wells Fargo held 162,751 shares of First Interstate Common Stock in a fiduciary capacity. Wells Fargo disclaims beneficial ownership of the shares owned in such fiduciary capacity and any other shares held by any pension plan of Wells Fargo or any affiliates of Wells Fargo. With respect to First Interstate shares held in a fiduciary capacity that Wells Fargo has the power to vote and any vote taken with respect to the First Interstate/First Bank system merger, Wells Fargo has either relinquished such power to vote to an unaffiliated third party or will abstain from any such vote.

            Philip J. Quigley beneficially owns 500 shares of First Interstate Common Stock through the Philip J. Quigley Trust.

            As of Nov. 1, 1995, Rayburn S. Dezember had outstanding a loan from First Interstate in a principal amount of $365,000.

            As the Chancellor of the University of California, Berkeley, Chang-Lin Tien is an officer of the Regents of the University of California (the "Regents"), the legal entity which encompasses the University of California. The Regents' business relationships with First Interstate Bank of California ("FICAL"), a subsidiary of First Interstate, include:
(i) FICAL's acting as trustee under $1.9 billion in debt issued by the Regents (for which the Regents paid FICAL $231,800 in trustee fees from the period from Jan. 1, 1994, through Sept. 30, 1995), (ii) FICAL's acting as lender of certain construction and other loans made to the Regents (for which there was $122 million outstanding as of Sept. 30, 1995), and
(iii) the maintenance of two deposit accounts with FICAL (for which the Regents incurred $671,000 in service fees and other charges from Jan. 1, 1994, through Sept. 30, 1995).

            Although CS First Boston Corporation and Montgomery Securities, financial advisors to Wells Fargo, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning CS First Boston Corporation and Montgomery Securities, they may assist Wells Fargo in such a solicitation. Each of CS First Boston Corporation and Montgomery Securities engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and

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individual clients.  In the normal course of their businesses, CS First
Boston Corporation and Montgomery Securities may trade securities of First Interstate for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of Jan. 8, 1996, CS First Boston Corporation held a net long position of approximately 2,792 shares of First Interstate Common Stock, and Montgomery Securities held no shares of First Interstate.

            Except as disclosed above, to the knowledge of Wells Fargo, none of Wells Fargo, the directors or executive officers of Wells Fargo or the employees or other representatives of Wells Fargo named above has any interest direct or indirect, by security holdings or otherwise, in First Interstate.

                                   # # #




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NEWSRELEASE                                               WELLS FARGO & CO.



                                          Kim Kellogg
FOR IMMEDIATE RELEASE

Fri. Jan. 19, 1996                        Public Relations Department
                                          (415) 396-3606
                                          343 Sansome Street, 2nd Floor
                                          San Francisco, CA 94163

DELAWARE COURT OF CHANCERY DENIES MOTION TO DISMISS WELLS FARGO CLAIMS AGAINST FIRST INTERSTATE, ITS DIRECTORS AND FIRST BANK SYSTEM


            SAN FRANCISCO -- Wells Fargo & Co. (NYSE: WFC) said today that the Delaware Court of Chancery denied the motions of First Interstate Bancorp (I), its directors and First Bank System, Inc. (FBS) to dismiss Wells Fargo's complaints alleging breaches of fiduciary duties by First Interstate's directors in approving the merger with First Bank System, granting $200 million in break-up fees and lock-up options and refusing to redeem First Interstate's poison pill. The Court also refused to dismiss Wells Fargo's claims against the defendants arising out of First Bank's massive repurchase program designed to support or raise the market price of First Bank stock. Accordingly, these claims will proceed to trial in mid-February. Wells had voluntarily agreed to withdraw certain other claims, and the Court determined that certain other Wells Fargo claims were not yet ready for adjudication.

            The allegation in the Wells Fargo complaint that the First Interstate directors breached their fiduciary duties by not accepting the hightest offer was dismissed by the Court. The complaint was based on the Revlon case. The Court dismissed it on the grounds that the Revlon case does not apply to a stock-for-stock transaction of this type, but the appropriateness of the actions taken by the First Interstate board, including approving the lower priced First Bank Sytem merger, will still be adjudicated.

            (Participants legend follows)



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            Wells Fargo may solicit proxies against the First Interstate/
First Bank System merger. The participants in this solicitation may include Wells Fargo, the directors of Wells Fargo (H. Jesee Arnelle, William R. Breuner, William S. Davila, Rayburn S. Dezember, Paul Hazen, Robert K. Jaedicke, Ellen M. Newman, Philip J. Quigley, Carl E. Reichardt, Donald B. Rice, Susan G. Swenson, Chang-Lin Tien, John A. Young and
William F. Zuendt), and the following executive officers and employees of Wells Fargo: Michael J. Gillfillan (Vice Chairman), Charles M. Johnson (Vice Chairman), Clyde W. Ostler (Vice Chairman), Rodney L. Jacobs (Vice Chairman and Chief Financial Officer), Leslie L. Altick (Executive Vice President and Director of Corporate Communications), Patricia R. Callahan (Executive Vice President and Personnel Director), Frank A. Moeslein (Executive Vice President and Controller), Guy Rounsaville, Jr. (Executive Vice President, Chief Counsel and Secretary), Ross J. Kari (Executive Vice President and General Auditor), Eric D. Shand (Executive Vice President and Chief Loan Examiner), Kim Kellogg (Senior Vice President), Cynthia A. Koehn (Vice President) and Scott A. Wilson (Assistant Vice President).

            As of January 15, 1996, Wells Fargo owned beneficially 100 shares of First Interstate Common Stock. Additionally, as of January 11, 1996, Wells Fargo held 162,751 shares of First Interstate Common Stock in a fiduciary capacity. Wells Fargo disclaims beneficial ownership of the shares owned in such fiduciary capacity and any other shares held by any pension plan of Wells Fargo or any affiliates of Wells Fargo. With respect to First Interstate shares held in a fiduciary capacity that Wells Fargo has the power to vote and any vote taken with respect to the First Interstate/First Bank system merger, Wells Fargo has either relinquished such power to vote to an unaffiliated third party or will abstain from any such vote.

            Philip J. Quigley beneficially owns 500 shares of First Interstate Common Stock through the Philip J. Quigley Trust.

            As of Nov. 1, 1995, Rayburn S. Dezember had outstanding a loan from First Interstate in a principal amount of $365,000.

            As the Chancellor of the University of California, Berkeley, Chang-Lin Tien is an officer of the Regents of the University of California (the "Regents"), the legal entity which encompasses the University of California. The Regents' business relationships with First Interstate Bank of California ("FICAL"), a subsidiary of First Interstate, include:
(i) FICAL's acting as trustee under $1.9 billion in debt issued by the Regents (for which the Regents paid FICAL $231,800 in trustee fees from the period from Jan. 1, 1994, through Sept. 30, 1995), (ii) FICAL's acting as lender of certain construction and other loans made to the Regents (for which there was $122 million outstanding as of Sept. 30, 1995), and
(iii) the maintenance of two deposit accounts with FICAL (for which the Regents incurred $671,000 in service fees and other charges from Jan. 1, 1994, through Sept. 30, 1995).

            Although CS First Boston Corporation and Montgomery Securities, financial advisors to Wells Fargo, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning CS First Boston Corporation and Montgomery Securities, they may assist Wells Fargo in such a solicitation. Each of CS First Boston Corporation and Montgomery Securities engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and

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

individual clients. In the normal course of their businesses, CS First Boston Corporation and Montgomery Securities may trade securities of First Interstate for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of Jan. 8, 1996, CS First Boston Corporation held a net long position of approximately 2,792 shares of First Interstate Common Stock, and Montgomery Securities held no shares of First Interstate.

            Except as disclosed above, to the knowledge of Wells Fargo, none of Wells Fargo, the directors or executive officers of Wells Fargo or the employees or other representatives of Wells Fargo named above has any interest direct or indirect, by security holdings or otherwise, in First Interstate.

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